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                                                                    Exhibit 3.95


                       CERTIFICATE OF LIMITED PARTNERSHIP

                        OF MERISTAR CATHEDRAL CITY, L.P.


     The undersigned, desiring to form a limited partnership pursuant to Delaware revised Uniform Limited Partnership Act 6, Delaware Code, Chapter 17, do hereby certify as follows:

     I.   The name of the limited partnership is MeriStar Cathedral City, L.P.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle.

          The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of each general partner is as follows:

          Name                                    Mailing Address
          ----                                    ---------------
          MeriStar Hospitality Operating          1010 Wisconsin Avenue, N.W.
            Partnership, L.P.                     Washington, D.C. 20007

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of MeriStar Cathedral City, L.P., as of 30th December 1999.

                                              MeriStar Hospitality Operating
                                              Partnership, L.P., General Partner

                                              /s/ Christopher L. Bennett
                                              ----------------------------------
                                              Christopher L. Bennett
                                              Vice President, Legal & Secretary